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                                                                    EXHIBIT 23.3

               CONSENT OF GRACE, PULLIAM & PATTERSON COMPANY, PC

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated November 24, 1994, with respect to the financial statements and schedule of Span Instruments, Inc. included in the Registration Statement on Form S-4 which includes the Prospectus/Joint Proxy Statement of Tylan General, Inc. and Span Instruments, Inc. for the registration of 1,470,000 shares of Tylan General, Inc. common stock.

                                          Grace, Pulliam & Patterson Company, PC

Dallas, Texas
June 14, 1996